Exhibit 10.13

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement is made as of the 13 day of March, 2000 by and between

            Fleet Retail Finance Inc. f/k/a BankBoston Retail Finance Inc. (in such capacity, the "Agent"), as Agent for the Lenders party to a certain Amended and Restated Loan and Security Agreement dated as of June 4, 1998, the Lenders party thereto, and

            Designs, Inc. (the "Borrower"), a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

      WHEREAS, on June 4, 1998, the Agent, the Lenders and the Borrower entered in a certain Amended and Restated Loan and Security Agreement (as amended and in effect, the "Agreement"); and

      WHEREAS, the Agent, the Lenders and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

      NOW, THEREFORE, it is hereby agreed among the Agent, the Lenders and the Borrowers as follows:

      1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

      2. Amendment to Article 1. The provisions of Article 1 of the Agreement are hereby amended
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                        (a) by adding the following at the end of clause (a) of
                  the definition of "Fixed Charge Coverage Ratio":

                              , plus for all calculation periods commencing with
                  the Borrower"s fiscal year ending January 29, 2000 through the fiscal year ending January, 2001, the sum of $10,358,855.00

            (b) by adding the following provision at the end of the definition of "Inventory Advance Rate":

                        Notwithstanding the foregoing provisions of the above
            table, for the period commencing as of March 1, 2000 through and including July 14, 2000 only, the Inventory Advance Rate shall be sixty-five percent (65%). After July 14, 2000, the provisions of the above table shall apply.

      3. Amendment to Article 2. The provisions of Article 2 of the Agreement are hereby amended as follows:

                        (a) Section 2-12 of the Agreement is hereby amended by
                  deleting "June 4, 2000" from subclause (b) in the fifth (5th) line thereof, and substituting "May 4, 2001" in its stead.

                        (b) Section 2-15(b)(i) of the Agreement is hereby
                  amended by deleting the words "Five Million Dollars ($5,000,000.00)" and substituting the words "Ten Million Dollars ($10,000,000.00)" in its stead.

      4. Amendment to Exhibits. The provisions of Exhibit 5-13 to the Loan Agreement are hereby amended to provide that the Minimum Tangible Net Worth required for the Fiscal Quarter ending January 29, 2000 and each fiscal quarter ending thereafter shall be in an amount of $52,000,000.00 less the impact, if any, of any reduction to the Borrower's "deferred income tax asset" reflected on the Borrower's balance sheet.

      5. Amendment Fee. In consideration of the Agent's and the Lenders' entering into this Fourth

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            Amendment, the Borrower shall pay the Agent an Amendment Fee (so referred to herein) in the sum of $15,000.00. The Amendment Fee shall be payable in three installments of $5,000.00 each, the first being payable on the date hereof and the other installments due on the first day of May, 2000 and June, 2000. Notwithstanding the foregoing, in the event that the Amendment Fee has not been paid in full as of the Termination Date, any remaining unpaid balance thereof shall be payable in full on the Termination Date. The Amendment Fee shall be fully earned upon the execution of this Fourth Amendment and shall not be subject to refund or rebate under any circumstances.

      6. Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect. Without limiting the generality of the foregoing, the parties hereto ratify and confirm that the LOS Acquisition shall not be included in the calculation of the Borrower"s compliance with any of the following sections of the
            Agreement: 4-18(b), 4- 19(b), 4-19(c).

      7.    Miscellaneous.

                              (a) This Fourth Amendment to Amended and Restated
            Loan and Security Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                              (b) This Fourth Amendment to Amended and Restated
            Loan and Security Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (c) Any determination that any provision of this Fourth
            Amendment or any application hereof
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            is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment to Amended and Restated Loan and Security Agreement.

                  (d) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment to Amended and Restated Loan and Security Agreement.

                  (e) The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Fourth Amendment and is not relying on any representations or warranties of the Agent or any Lender or their respective counsel in entering into this Fourth Amendment.
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      IN WITNESS WHEREOF, the parties have hereunto caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                              AGENT
                              FLEET RETAIL FINANCE INC.
                              By: /s/ James R. Dore

                              Name: James R. Dore

                              Title: Vice President

                              LENDERS
                              FLEET RETAIL FINANCE INC.

                              By /s/ James R. Dore

                              Name: James R. Dore

                              Title: Vice President

                              WELLS FARGO BUSINESS CREDIT,
                              INC.
                              By: /s/ Scott Fiore

                              Name: Scott Fiore

                              Title:  AVP

                              BORROWER
                              DESIGNS, INC.
                              By: /s/Kenneth F. Rogers, Jr.

                              Name:  Kenneth F. Rogers, Jr.

                              Title: Sr.VP,CFO & Treasurer

                              By: /s/ John J. Schultz

                              Name: John J. Schultz

                              Title: President & CEO